SCHEDULE 13G

EXHIBIT A

RELEVANT SUBSIDIARIES AND MEMBERS OF FILING GROUP

PARENT HOLDING COMPANIES OR CONTROL PERSONS:

Warren E. Buffett (an individual who may be deemed to control Berkshire Hathaway Inc.)

Berkshire Hathaway Inc.

GEICO Corporation

MedPro Group, Inc.

General Re Corporation

INSURANCE COMPANIES AS DEFINED IN SECTION 3(a)(19) OF THE ACT:

National Indemnity Company

National Fire & Marine Insurance Company

Columbia Insurance Company

Cypress Insurance Company

Redwood Fire & Casualty Company

Government Employees Insurance Company

The Medical Protective Company

Berkshire Hathaway Life Insurance Company of Nebraska

Berkshire Hathaway Homestate Insurance Company

Oak River Insurance Company

Old United Casualty Company

Central States Indemnity Company of Omaha

GEICO Advantage Insurance Company

GEICO Choice Insurance Company

GEICO Indemnity Company

GEICO Secure Insurance Company

Mt. Vernon Fire Insurance Company

United States Liability Insurance Company

General Reinsurance Corporation

General Star Indemnity Company

Berkshire Hathaway Direct Insurance Company

GEICO Casualty Company

GEICO Marine Insurance Company

WestGUARD Insurance Company

US Underwriters Insurance Company

British Insurance Company of Cayman

Note: No Common Stock of Chevron Corporation is held directly by Berkshire Hathaway Inc. or by Warren E. Buffett, an individual who may be deemed to control Berkshire Hathaway Inc. 527,700 shares or less than 0.1% of Common Stock of Chevron Corporation are held directly by MPP Company, Inc. and Van Enterprises Inc., neither of which are persons specified in Rule 13d-1 (b) (1) (ii) (A) through (J).